SCHEDULE A
                                                         THE EXPEDITION FUNDS





----------------------------- --------------------------------------------------------------------------------------

                                    CLASS
                             --------------------------------------------------------------------------------------

MONEY MARKET FUNDS               Investment         Investment                          Investment        Sweep
                                  Service        Shares-Class A     Institutional    Shares-Class B       Class
--------------------------------------------------------------------------------------------------------------------
Money Market Fund                    X                ---                 X                X                X
--------------------------------------------------------------------------------------------------------------------
Tax-Free Money Market Fund           X                 --                 X               ---               X
--------------------------------------------------------------------------------------------------------------------

NON-MONEY MARKET FUNDS
--------------------------------------------------------------------------------------------------------------------
Bond Fund                           ---                X                  X                X               ---
--------------------------------------------------------------------------------------------------------------------
Equity Fund                         ---                X                  X                X               ---
--------------------------------------------------------------------------------------------------------------------
